                                POWER OF ATTORNEY

         I, William D. Sullivan, Chairman, Chief Executive Officer and sole
Director of Pioneer Financial Services, Inc. (the "Company"), do hereby name, constitute and appoint Thomas H. Holcom, Jr., my agent and attorney-in-fact, with full power of substitution and resubstitution, in my respective behalf as
Chairman, Chief Executive Officer and sole Director of Pioneer Financial
Services, Inc. to sign and execute any and all documents and agreements, and to do or cause to be done all acts, as he, in his sole and absolute discretion, deems necessary or desirable in connection with, or in furtherance of, (1) the issuance and sale of up to $25,000,000 in aggregate principal amount of Junior
Subordinated Debentures of the Company (the "Debentures"); (2) the registration of the Debentures with the Securities and Exchange Commission and the securities commissions of the states of Illinois, Kansas and Missouri and any other state which he, in his sole discretion, deems to be in the best interests of the
Corporation; (3) the negotiation, execution and delivery of an indenture governing the terms and conditions of the Debentures, including the selection and appointment of a trustee under the indenture; (4) the negotiation, execution and delivery of an amendment, modification or restatement to the Amended and
Restated Senior Loan Agreement among the Company and the lending institutions party thereto; (5) the offer by the Company to repurchase junior subordinated debentures previously issued by the Company; and (6) any other capital formation or capital raising efforts of the Company, granting such attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Executed this 31st day of January, 2003.
                                                  /s/ William D. Sullivan
                                                -------------------------------------
                                                        William D. Sullivan

STATE OF MISSOURI  )
                   ) ss.
COUNTY OF JACKSON  )

         BE IT REMEMBERED that on this 29th day of January, 2003, before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared William D. Sullivan, who is known to me to be the same person who executed the above and foregoing Power of Attorney and acknowledged the execution of the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year above written.

                                             /s/ Joan K. Strong
                                            -----------------------------------
                                                NOTARY PUBLIC

JOAN K. STRONG
NOTARY PUBLIC-NOTARY SEAL
STATE OF MISSOURI
JACKSON COUNTY
My Commission Expires July 22, 2003